Exhibit 10.10

June 30, 2006

AMENDMENT TO ENGAGEMENT LETTER DATED APRIL 5, 2006 BY AND BETWEEN EKN AND WENTWORTH ENERGY, INC.

This letter amends and terminates the existing letter agreement referenced above by amending the following sections:

Section 3 Compensation paragraph (a), Cash Fee for Equity, the first sentence is hereby replaced by the following sentenc:

WNWG shall pay EKN a cash placement fee equal to three and one half per cent (3.5%) of the aggregate proceeds received by the Company in connection with a Financing.

Section 3 Compensation paragraph (b) Placement Agent Warrants for Equity, the first sentence is hereby replaced with the following sentence:

On the closing date of a Financing on which aggregate consideration is due to be paid or become payable to the Company for its Securities, WNWG shall issue to EKN or its permitted assigns warrants (the “Warrants”) to purchase such number of shares of the common stock of the Company equal to two and one half per cent (2.5%) of the aggregate number of shares or Securitites (or into which they may be converted) of the Company issued and issuable by the Company under and in connection with a Financing, on terms equal to the warrant price granted to the investors.

At the time of a closing of a financing with a party previously introduced to WNWG by EKN, the above referenced Engagement Agreement dated April 5, 2006, and all of its sections, shall be terminated and all terms and conditions shall become null and void upon delivery of all fees as amended above.

Upon signature of this agreement and completion of the financing referenced above, WNWG and EKN shall each have no liability to the other party and each party shall hold the other party harmless and indemnify the other.

       WORLDWIDE HEADQUARTERS:  135 Crossways Park Dr, Suite 101 Woodbury, New York 11797  • tell: 516 396-1234    888 391-1010   fax: 516 396-1289

        NEW YORK CITY:  410 Park Avenue - 7th floor  • New York, New York 10022    • tel: 212 786 6928      fax: 212 605-9932

MEMBER NASD                                                       web: www.eknstock.com                                                                           MEMBER SIPC

Agreed to and Accepted on this 30th day of June, 2006

WENTWORTH ENERGY, Inc.

EKN Financial Services, Inc.

By:__________________________________________      By:_______________________________

Name: John Punzo

Name: John F. O’Brien

Title:   CEO and Chairman

Title:   Managing Director

SANDELL MANAGEMENT

By:__________________________________________

Name: Cem Hacioglu

       WORLDWIDE HEADQUARTERS:  135 Crossways Park Dr, Suite 101 Woodbury, New York 11797  • tell: 516 396-1234    888 391-1010   fax: 516 396-1289

        NEW YORK CITY:  410 Park Avenue - 7th floor  • New York, New York 10022    • tel: 212 786 6928      fax: 212 605-9932

MEMBER NASD                                                       web: www.eknstock.com                                                                           MEMBER SIPC